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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on July 27, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING LETTER WAS SENT TO CA EMPLOYEES ON JULY 27, 2001:
MEMO REGARDING PROXY VOTE - [CA LOGO] COMPUTER ASSOCIATES

Dear CA Employee:

Those of you who are CA shareholders will soon be receiving your proxy materials for this year's annual meeting. As you know, this is an unusual year and we're writing to you to ask you for your support in this year's election.

Texas financier Sam Wyly has launched a proxy fight for control of our company. He has said he wants to replace CA's board and management and split CA into four companies. We think that you would agree with our view that our customers, who are asking for increasingly integrated software solutions, would not be well served by Wyly's plan, and that his plan would create significant uncertainties not only for customers, but for shareholders - and all of our valued employees as well. We firmly believe that Wyly's plan would undermine the excellent progress we have made with CA's new business model, new branding efforts, and will destroy shareholder value.

We are counting on you and your vote to help us beat Sam Wyly and defeat his plan to break up CA. Whether you are a shareholder individually or through the Company plans, you can support CA's current Board of Directors by SIGNING AND RETURNING CA'S WHITE PROXY CARD immediately when you receive your proxy materials for the August 29, 2001 annual meeting.

Remember: EVERY SINGLE VOTE COUNTS. We hope that you will send Sam Wyly a strong message that CA employees want him to "get lost." IF YOU DO NOT RETURN YOUR SIGNED AND DATED WHITE PROXY CARD, YOUR VOTE WILL NOT BE COUNTED FOR CA'S BOARD.

If you have any questions, please call our proxy solicitors - MacKenzie Partners (1-800-322-2885, or collect at 1-212-929-5500 for international callers) or D.F. King & Co., Inc. (1-800-431-9642, or collect at 1-212-269-5550 for international callers) - who we have retained to help us beat Wyly. You can also go to the investor relations section of our website at ca.com/invest/proxy.

We are absolutely committed to soundly defeating Sam Wyly. We take no one's support for granted and we hope that you will vote with us in this important matter. We appreciate your many calls, letters and emails and we will, as always, keep you informed of any significant developments. Thank you.

Very truly yours,

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Charles B. Wang            Sanjay Kumar

Chairman                   President & Chief Executive Officer


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